UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
KLA-TENCOR CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles, San Jose, California		95134

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code: (408) 875-3000

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
In connection with Kenneth Levy’s retirement from the Company on October 16, 2006, the Company entered into the Separation Agreement and General Release with Mr. Levy, the terms of which are attached hereto as Exhibit 99.1, and the Amendment No. 1 to the Separation Agreement and General Release with Mr. Levy, the terms of which are attached hereto as Exhibit 99.2, both of which are incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Text of Separation Agreement and General Release entered into by and between KLA-Tencor Corporation and Kenneth Levy dated October 16, 2006 and contractually rendered irrevocable on October 25, 2006.

99.2	Text of Amendment No. 1 to Separation Agreement and General Release entered into by and between KLA-Tencor Corporation and Kenneth Levy dated October 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	October 30, 2006	By:	/s/Jeffrey Hall

		Name: Title:	Jeffrey Hall Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Text of Separation Agreement and General Release entered into by and between KLA-Tencor Corporation and Kenneth Levy dated October 16, 2006 and contractually rendered irrevocable on October 25, 2006.

99.2	Text of Amendment No. 1 to Separation Agreement and General Release entered into by and between KLA-Tencor Corporation and Kenneth Levy dated October 16, 2006.